EX-3.(I)b

                            Certificate of Amendment



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                                   EXHIBIT 3.(I)b

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            (Pursuant to Section 242)

                               **********************************************
        NETWORK VIDEO, INC., a corporation organized and existing under and by virtue of the Genera Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:
     FIRST: That the written consent of the necessary number of shares required by statute of the stockholders of NETWORK VIDEO, INC. was given in accordance with Section 228 of he General Corporation Law of Delaware, setting forth an amendment to the Certificate of Incorporation of said corporation. The amendment to the Certificate of Incorporation s as follows

     Article 3. of the Certificate of Incorporation of this corporation is hereby amended as follows: "3. the total number of shares which the corporation is authorized to issue is Ten Million (10,000,000) shares of voting Common Stock, each of which shall have a par value of $.001."

        SECOND: Prompt notice of the taking of the corporate action amending the Certificate of Incorporation in the manner set forth above has been given to the sole stockholder, who had previously consented in writing, as provided by
Section 228 of the Genera Corporation Law of the State of Delaware.

        THIRD: The 1,000 outstanding shares of Common Stock were split on a 3,670-for- basis, so hat, after he split and he change of par value from no par value to $.001 per share the corporation has issued and outstanding 3,670,000 shares of Common Stock, $.001 par value per share.



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        IN WITNESS  WHEREOF,  said corporation has caused this Certificate to be signed by Frank S. Valencic, its President, and attested by Robert F. Bunte, its Secretary, this 31 day of March, 1985.

                                           NETWORK VIDEO, I NC.

                                          BY___________________________________
                                                Frank S. Valencic, President
ATTEST:

By__________________________________
Robert F. Bunte, Secretary





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